EXHIBIT 99.1

Lulus Appoints Heidi Crane as Fractional Chief Financial Officer

CHICO, Calif., October 14, 2025 - Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today announced the appointment of Heidi Crane as its fractional Chief Financial Officer (“Fractional CFO”), effective yesterday, October 13, 2025. Ms. Crane will lead the Company's financial strategy with a focus on accelerating growth momentum, improving operational efficiencies and driving long-term shareholder value.

“We’re thrilled to welcome Heidi to the Lulus team. Heidi’s extensive experience and knowledge leading financial strategy for high-growth, consumer-focused companies will be instrumental as we continue to execute against our financial and strategic initiatives, and work towards achieving long-term, sustainable growth,” said Crystal Landsem, CEO of Lulus.

“I’m excited to join Lulus at a pivotal moment in its journey,” said Ms. Crane, Fractional CFO of Lulus. “Lulus is an incredible brand with significant runway ahead, and I look forward to working alongside the leadership team to position the business for long-term growth and value-creation.”

With over 17 years of CFO experience across private equity and venture-backed consumer brands, Ms. Crane brings deep financial expertise in scaling direct-to-consumer businesses. She has led finance teams at FightCamp, BH Cosmetics, and Techstyle Fashion Group, and previously held roles at Diageo PLC, Dole Food Company, and Ernst & Young, where she earned her C.P.A. License.  Ms. Crane holds an M.B.A. from University of California, Los Angeles Anderson School of Management and a B.S. in Business Administration from California State University, Long Beach.

About Lulus

Headquartered in California and serving millions of customers worldwide, Lulus is an attainable luxury fashion brand for women, offering modern, unapologetically feminine designs at accessible prices for every occasion. Our aim is to make every woman feel confident and celebrated, supporting her for all of life’s occasions, big or small – from work desk to dream date, cozying up on the couch to the spotlight of her wedding day. Founded in 1996, Lulus delivers fresh styles to consumers daily, using direct consumer feedback and insights to refine product offerings and elevate the customer experience. Lulus’ world class personal stylists, bridal concierge, and customer care team share an unwavering commitment to elevating style and quality and bring exceptional customer service and personalized shopping to customers around the world. Follow @lulus on Instagram and @lulus on TikTok. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s financial strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risk factors discussed in Part I, Item 1A, “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 29, 2024, Part II, Item IA, “Risk Factors” in Lulus’ Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2025 and June 29, 2025, and our other filings with the Securities and Exchange Commission which could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Contact
investors@lulus.com